Exhibit 99.1

Envestnet Reports Third Quarter 2023 Financial Results

Berwyn, PA — November 8, 2023 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and nine months ended September 30, 2023.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions, except per share data)	2023	2022	Change	2023	2022	Change
GAAP:
Total revenue	$316.8	$306.7	3%	$928.0	$946.9	(2)%
Net income (loss) attributable to Envestnet, Inc.	$7.1	$(7.3)	*	$(55.6)	$(44.4)	(25)%
Net income (loss) attributable to Envestnet, Inc. per diluted share	$0.13	$(0.13)	*	$(1.02)	$(0.81)	(26)%

Non-GAAP:
Adjusted revenue(1)	$316.8	$306.7	3%	$928.1	$947.1	(2)%
Adjusted EBITDA(1)	$67.2	$53.5	26%	$180.5	$166.3	8%
Adjusted net income(1)	$36.6	$29.5	24%	$97.2	$92.6	5%
Adjusted net income per diluted share(1)	$0.56	$0.45	24%	$1.47	$1.41	4%
_______________________________________________________
*Not meaningful

“Envestnet delivers the modern, connected technology platform to lead the industry, making us more embedded and essential to the growth of our clients,” said Bill Crager, Chief Executive Officer. “Our investment cycle is complete. We are now a structurally higher margin company than we were before, have significantly extended our competitive position and our long-term growth thesis is intact.”

Financial Results for the Third Quarter of 2023

Asset-based recurring revenue increased 9% from the third quarter of 2022, and represented 61% of total revenue for the third quarter of 2023, compared to 58% for the third quarter of 2022. Subscription-based recurring revenue decreased 7% from the third quarter of 2022, and represented 36% of total revenue for the third quarter of 2023, compared to 40% for the third quarter of 2022. Professional services and other non-recurring revenue increased 38% from the prior year period. Total revenue increased 3% to $316.8 million for the third quarter of 2023 from $306.7 million for the third quarter of 2022.

Total operating expenses for the third quarter of 2023 increased 3% to $316.2 million from $307.7 million in the prior year period. Direct expense increased to $119.5 million for the third quarter of 2023 from $110.1 million for the prior year period. Employee compensation decreased 3% to $113.3 million for the third quarter of 2023 from $116.8 million for the prior year period. Employee compensation was 36% of total revenue for the third quarter of 2023, compared to 38% for the prior year period. General and administrative expenses increased 4% to $49.1 million for the third quarter of 2023 from $47.4 million for the prior year period. General and administrative expenses remained consistent at 15% of total revenue for both the third quarter of 2023 and the prior year period.

Income from operations was $0.6 million for the third quarter of 2023 compared to a loss of $1.0 million for the third quarter of 2022. Net income attributable to Envestnet, Inc. was $7.1 million for the third quarter of 2023 compared to a net loss attributable to Envestnet, Inc. of $7.3 million for the third quarter of 2022. Net income attributable to Envestnet, Inc. per diluted share was $0.13 for the third quarter of 2023 compared to a net loss attributable to Envestnet, Inc. per diluted share of $(0.13) for the third quarter of 2022.

Adjusted revenue(1) for the third quarter of 2023 increased 3% to $316.8 million from $306.7 million for the prior year period. Adjusted EBITDA(1) for the third quarter of 2023 increased to $67.2 million from $53.5 million for the prior year period. Adjusted net income(1) increased 24% for the third quarter of 2023 to $36.6 million from $29.5 million for the prior year period. Adjusted net income per diluted share(1) for the third quarter of 2023 increased 24% to $0.56 from $0.45 in the third quarter of 2022.

Balance Sheet and Liquidity

As of September 30, 2023, Envestnet had $43.2 million in cash and cash equivalents and $892.5 million in outstanding debt. Debt as of September 30, 2023 consists of $317.5 million in convertible notes maturing in 2025 and $575.0 million in convertible notes maturing in 2027. Envestnet's $500.0 million revolving credit facility was undrawn as of September 30, 2023.

Outlook

Envestnet provided the following outlook for the fourth quarter and full year ending December 31, 2023. This outlook is based on the market value of assets under management or administration as of September 30, 2023. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	4Q 2023			FY 2023
GAAP:
Revenue:
Asset-based	$183.5	-	$186.5	$740.1	-	$743.1
Subscription-based	115.5	-	117.0	462.5	-	464.0
Total recurring revenue	299.0	-	303.5	1,202.6	-	1,207.1
Professional services and other revenue	10.0	-	10.5	34.4	-	34.9
Total revenue	$309.0	-	$314.0	$1,237.0	-	$1,242.0

Asset-based direct expense	$109.0	-	$110.5	$433.1	-	$434.6
Total direct expense	$117.5	-	$119.0	$469.5	-	$471.0

Net income		(a)			(a)

Diluted shares outstanding		66.1			66.0
Net income per diluted share		(a)			(a)

Non-GAAP:
Adjusted revenue(1):
Asset-based	$183.5	-	$186.5	$740.1	-	$743.1
Subscription-based	115.5	-	117.0	462.6	-	464.1
Total recurring revenue	299.0	-	303.5	1,202.7	-	1,207.2
Professional services and other revenue	10.0	-	10.5	34.4	-	34.9
Total revenue	$309.0	-	$314.0	$1,237.1	-	$1,242.1

Adjusted EBITDA(1)	$64.5	-	$68.5	$245.0	-	$249.0
Adjusted net income per diluted share(1)	$0.51	-	$0.54	$1.98	-	$2.01

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2023 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Approximately 107,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 48 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustment to investment in private company, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before income tax provision (benefit), deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance expense, amortization of acquired intangibles, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustment to investment in private company, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive.

For further information see reconciliations of Non-GAAP Financial Measures on pages 9-14 of this press release, and the section entitled "Non-GAAP Financial Measures" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2023, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and our actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the SEC which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 8, 2023 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$43,211	$162,173
Fees receivable, net	110,643	101,696
Prepaid expenses and other current assets	49,299	41,363
Total current assets	203,153	305,232
Property and equipment, net	65,785	62,443
Internally developed software, net	217,411	184,558
Intangible assets, net	346,211	379,995
Goodwill	998,381	998,414
Operating lease right-of-use assets, net	72,929	81,596
Other assets	127,019	99,927
Total assets	$2,030,889	$2,112,165

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$224,385	$233,866
Operating lease liabilities	13,297	11,949
Deferred revenue	32,563	36,363
Current portion of debt	—	44,886
Total current liabilities	270,245	327,064
Debt	875,390	871,769
Operating lease liabilities, net of current portion	102,717	110,652
Deferred tax liabilities, net	14,598	16,196
Other liabilities	16,138	18,880
Total liabilities	1,279,088	1,344,561

Equity:
Total stockholders’ equity, attributable to Envestnet, Inc.	743,796	754,567
Non-controlling interest	8,005	13,037
Total liabilities and equity	$2,030,889	$2,112,165

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Asset-based	$193,901	$177,131	$556,595	$571,820
Subscription-based	114,939	123,747	346,977	356,601
Total recurring revenue	308,840	300,878	903,572	928,421
Professional services and other revenue	8,007	5,817	24,416	18,489
Total revenue	316,847	306,695	927,988	946,910

Operating expenses:
Direct expense	119,538	110,108	352,024	361,872
Employee compensation	113,334	116,837	344,646	369,453
General and administrative	49,063	47,388	156,028	157,867
Depreciation and amortization	34,311	33,408	101,058	97,208
Total operating expenses	316,246	307,741	953,756	986,400

Income (loss) from operations	601	(1,046)	(25,768)	(39,490)
Other expense, net	(4,369)	(5,346)	(19,706)	(9,691)
Loss before income tax provision (benefit)	(3,768)	(6,392)	(45,474)	(49,181)

Income tax provision (benefit)	(8,824)	2,271	15,363	(1,542)

Net income (loss)	5,056	(8,663)	(60,837)	(47,639)
Add: Net loss attributable to non-controlling interest	2,035	1,373	5,284	3,205
Net income (loss) attributable to Envestnet, Inc.	$7,091	$(7,290)	$(55,553)	$(44,434)

Net income (loss) attributable to Envestnet, Inc. per share:
Basic	$0.13	$(0.13)	$(1.02)	$(0.81)
Diluted	$0.13	$(0.13)	$(1.02)	$(0.81)
Weighted average common shares outstanding:
Basic	54,562,270	55,226,777	54,380,231	55,109,387
Diluted	54,970,616	55,226,777	54,380,231	55,109,387

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(60,837)	$(47,639)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	101,058	97,208
Deferred income taxes	(1,458)	(4,380)
Release of uncertain tax positions	—	(3,095)
Non-cash compensation expense	58,141	62,583
Non-cash interest expense	6,822	5,436
Loss allocations from equity method investments	8,240	5,332
Fair market value adjustment to investment in private company	(2,804)	—
Dilution gain on equity method investee share issuance	(546)	(6,934)
Lease related impairments	2,483	14,050
Loss on property and equipment disposals - office closures	—	3,710
Other	1,155	(149)
Changes in operating assets and liabilities:
Fees receivable, net	(9,621)	1,546
Prepaid expenses and other assets	(17,534)	(12,524)
Accounts payable, accrued expenses and other liabilities	(1,848)	(26,580)
Deferred revenue	(3,974)	(2,329)
Net cash provided by operating activities	79,277	86,235
Cash flows from investing activities:
Purchases of property and equipment	(18,275)	(13,114)
Capitalization of internally developed software	(71,117)	(67,755)
Acquisitions of businesses, net of cash acquired	—	(104,185)
Investments in private companies	(4,175)	(16,351)
Acquisition of proprietary technology	(12,000)	(19,000)
Issuance of loan receivable to private company	(20,000)	—
Issuance of note receivable to equity method investees	—	(6,350)
Other	400	—
Net cash used in investing activities	(125,167)	(226,755)
Cash flows from financing activities:
Proceeds from borrowings on Revolving Credit Facility	55,000	—
Payments related to Revolving Credit Facility	(55,000)	(1,872)
Payments related to Convertible Notes	(45,000)	—
Payments on finance lease obligations	(5,511)	(14,544)
Proceeds from exercise of stock options	839	2,559
Payments related to tax withholdings for stock-based compensation	(17,004)	(20,613)
Payments related to share repurchases	(9,289)	(9,235)
Purchase of non-controlling units from third-party shareholders	(1,008)	—
Payments of contingent consideration	—	(750)
Other	4	5
Net cash used in financing activities	(76,969)	(44,450)
Effect of exchange rate on changes on cash, cash equivalents and restricted cash	3,897	(3,128)
Net change in cash, cash equivalents and restricted cash	(118,962)	(188,098)
Cash, cash equivalents and restricted cash, beginning of period	162,173	429,428
Cash, cash equivalents and restricted cash, end of period	$43,211	$241,330

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Total revenue	$316,847	$306,695	$927,988	$946,910
Deferred revenue fair value adjustment (a)	—	54	69	162
Adjusted revenue	$316,847	$306,749	$928,057	$947,072

Net income (loss)	$5,056	$(8,663)	$(60,837)	$(47,639)
Add (deduct):
Deferred revenue fair value adjustment (a)	—	54	69	162
Interest income (b)	(1,553)	(1,239)	(4,567)	(2,273)
Interest expense (b)	6,202	4,242	19,053	13,307
Income tax provision (benefit)	(8,824)	2,271	15,363	(1,542)
Depreciation and amortization	34,311	33,408	101,058	97,208
Non-cash compensation expense (d)	17,298	17,265	58,141	62,583
Restructuring charges and transaction costs (e)	1,695	3,895	12,366	27,267
Severance expense (d)	11,482	1,125	25,904	11,379
Litigation, regulatory and other governance related expenses (c)	604	(2,050)	5,823	5,333
Foreign currency (b)	223	308	330	613
Non-income tax expense adjustment (c)	(26)	(325)	(224)	(112)
Fair market value adjustment to investment in private company (b)	(2,871)	—	(2,804)	—
Dilution gain on equity method investee share issuance (b)	—	—	(546)	(6,934)
Loss allocations from equity method investments (b)	2,368	2,387	8,240	5,332
Loss attributable to non-controlling interest	1,277	820	3,082	1,637
Adjusted EBITDA	$67,242	$53,498	$180,451	$166,321

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within employee compensation expense in the condensed consolidated statements of operations.
(e)For the three months ended September 30, 2023 and 2022, $1.2 million and $4.1 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2023 and 2022, $0.5 million and $0.2 million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2023 and 2022, $0.0 million and $(0.4) million were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $10.2 million and $27.5 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $2.2 million and $0.2 million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $0.0 million and $(0.4) million were included within other expense, net, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$5,056	$(8,663)	$(60,837)	$(47,639)
Income tax provision (benefit) (a)	(8,824)	2,271	15,363	(1,542)
Loss before income tax provision (benefit)	(3,768)	(6,392)	(45,474)	(49,181)
Add (deduct):
Deferred revenue fair value adjustment (b)	—	54	69	162
Non-cash interest expense (d)	1,389	1,443	4,258	4,917
Cash interest - Convertible Notes (d)	4,368	2,479	13,476	7,439
Non-cash compensation expense (e)	17,298	17,265	58,141	62,583
Restructuring charges and transaction costs (g)	1,695	3,895	12,366	27,267
Severance expense (e)	11,482	1,125	25,904	11,379
Amortization of acquired intangibles (f)	15,124	18,649	47,784	53,814
Litigation, regulatory and other governance related expenses (c)	604	(2,050)	5,823	5,333
Foreign currency (d)	223	308	330	613
Non-income tax expense adjustment (c)	(26)	(325)	(224)	(112)
Fair market value adjustment to investment in private company (d)	(2,871)	—	(2,804)	—
Dilution gain on equity method investee share issuance (d)	—	—	(546)	(6,934)
Loss allocations from equity method investments (d)	2,368	2,387	8,240	5,332
Loss attributable to non-controlling interest	1,277	820	3,082	1,637
Adjusted net income before income tax effect	49,163	39,658	130,425	124,249
Income tax effect (h)	(12,536)	(10,112)	(33,258)	(31,683)
Adjusted net income	$36,627	$29,546	$97,167	$92,566

Basic number of weighted-average shares outstanding	54,562,270	55,226,777	54,380,231	55,109,387
Effect of dilutive shares:
Convertible Notes	10,811,884	9,898,549	11,176,254	9,898,549
Non-vested RSUs and PSUs	361,982	208,367	438,520	378,061
Options to purchase common stock	46,364	74,559	64,507	123,267
Diluted number of weighted-average shares outstanding	65,782,500	65,408,252	66,059,512	65,509,264

Adjusted net income per diluted share	$0.56	$0.45	$1.47	$1.41

(a)For the three months ended September 30, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled 234.2% and (35.5)%, respectively. For the nine months ended September 30, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled (33.8)% and 3.1%, respectively.
(b)Included within subscription-based revenue in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within employee compensation expense in the condensed consolidated statements of operations.
(f)Included within depreciation and amortization expense in the condensed consolidated statements of operations.
(g)For the three months ended September 30, 2023 and 2022, $1.2 million and $4.1 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2023 and 2022, $0.5 million and $0.2 million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2023 and 2022, $0.0 million and $(0.4) million were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $10.2 million and $27.5 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $2.2 million and $0.2 million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2023 and 2022, $0.0 million and $(0.4) million were included within other expense, net, respectively, in the condensed consolidated statements of operations.
(h)An estimated normalized tax rate of 25.5% has been used to compute adjusted net income for the three and nine months ended September 30, 2023 and 2022.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$275,027	$41,820	$—	$316,847
Deferred revenue fair value adjustment (a)	—	—	—	—
Adjusted revenue	$275,027	$41,820	$—	$316,847

Revenue:
Asset-based	$193,901	$—	$—	$193,901
Subscription-based	76,813	38,126	—	114,939
Total recurring revenue	270,714	38,126	—	308,840
Professional services and other revenue	4,313	3,694	—	8,007
Total revenue	$275,027	$41,820	$—	$316,847

Operating expenses:
Direct expense
Asset-based	$112,938	$—	$—	$112,938
Subscription-based	1,451	5,523	—	6,974
Professional services and other	(384)	10	—	(374)
Total direct expense	114,005	5,533	—	119,538
Employee compensation	76,449	22,819	14,066	113,334
General and administrative	28,646	12,807	7,610	49,063
Depreciation and amortization	24,535	9,776	—	34,311
Total operating expenses	$243,635	$50,935	$21,676	$316,246

Income (loss) from operations	$31,392	$(9,115)	$(21,676)	$601
Add (deduct):
Deferred revenue fair value adjustment (a)	—	—	—	—
Depreciation and amortization	24,535	9,776	—	34,311
Non-cash compensation expense (c)	10,682	2,448	4,168	17,298
Restructuring charges and transaction costs (d)	1,432	(98)	361	1,695
Severance expense (c)	4,501	6,302	679	11,482
Litigation, regulatory and other governance related expenses (b)	—	629	(25)	604
Non-income tax expense adjustment (b)	(26)	—	—	(26)
Loss attributable to non-controlling interest	1,277	—	—	1,277
Adjusted EBITDA	$73,793	$9,942	$(16,493)	$67,242

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$1.2 million was included within general and administrative expense and $0.5 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$803,268	$124,720	$—	$927,988
Deferred revenue fair value adjustment (a)	69	—	—	69
Adjusted revenue	$803,337	$124,720	$—	$928,057

Revenue:
Asset-based	$556,595	$—	$—	$556,595
Subscription-based	228,807	118,170	—	346,977
Total recurring revenue	785,402	118,170	—	903,572
Professional services and other revenue	17,866	6,550	—	24,416
Total revenue	$803,268	$124,720	$—	$927,988

Operating expenses:
Direct expense:
Asset-based	$324,093	$—	$—	$324,093
Subscription-based	4,328	15,941	—	20,269
Professional services and other	7,652	10	—	7,662
Total direct expense	336,073	15,951	—	352,024
Employee compensation	229,320	65,974	49,352	344,646
General and administrative	86,438	42,808	26,782	156,028
Depreciation and amortization	73,183	27,875	—	101,058
Total operating expenses	$725,014	$152,608	$76,134	$953,756

Income (loss) from operations	$78,254	$(27,888)	$(76,134)	$(25,768)
Add (deduct):
Deferred revenue fair value adjustment (a)	69	—	—	69
Depreciation and amortization	73,183	27,875	—	101,058
Non-cash compensation expense (c)	33,967	7,837	16,337	58,141
Restructuring charges and transaction costs (d)	7,984	215	4,167	12,366
Severance expense (c)	9,931	11,849	4,124	25,904
Litigation, regulatory and other governance related expenses (b)	—	4,163	1,660	5,823
Non-income tax expense adjustment (b)	(153)	(71)	—	(224)
Loss attributable to non-controlling interest	3,082	—	—	3,082
Adjusted EBITDA	$206,317	$23,980	$(49,846)	$180,451

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$10.2 million was included within general and administrative expense and $2.2 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended September 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$257,335	$49,360	$—	$306,695
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenue	$257,389	$49,360	$—	$306,749

Revenue:
Asset-based	$177,131	$—	$—	$177,131
Subscription-based	75,975	47,772	—	123,747
Total recurring revenue	253,106	47,772	—	300,878
Professional services and other revenue	4,229	1,588	—	5,817
Total revenue	$257,335	$49,360	$—	$306,695

Operating expenses:
Direct expense:
Asset-based	$102,409	$—	$—	$102,409
Subscription-based	1,308	6,460	—	7,768
Professional services and other	(99)	30	—	(69)
Total direct expense	103,618	6,490	—	110,108
Employee compensation	77,010	26,174	13,653	116,837
General and administrative	31,463	7,851	8,074	47,388
Depreciation and amortization	24,637	8,771	—	33,408
Total operating expenses	$236,728	$49,286	$21,727	$307,741

Income (loss) from operations	$20,607	$74	$(21,727)	$(1,046)
Add (deduct):
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	24,637	8,771	—	33,408
Non-cash compensation expense (c)	11,235	2,991	3,039	17,265
Restructuring charges and transaction costs (d)	928	1,264	1,703	3,895
Severance expense (c)	686	281	158	1,125
Litigation, regulatory and other governance related expenses (b)	—	(2,050)	—	(2,050)
Non-income tax expense adjustment (b)	(343)	18	—	(325)
Loss attributable to non-controlling interest	820	—	—	820
Other (e)	352	—	—	352
Adjusted EBITDA	$58,976	$11,349	$(16,827)	$53,498

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$4.1 million was included within general and administrative expense, $0.2 million was included within employee compensation expense and $(0.4) million was included in other expense, net, in the condensed consolidated statements of operations.
(e)Included in other expense, net, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine months ended September 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$802,903	$144,007	$—	$946,910
Deferred revenue fair value adjustment (a)	162	—	—	162
Adjusted revenue	$803,065	$144,007	$—	$947,072

Revenue:
Asset-based	$571,820	$—	$—	$571,820
Subscription-based	218,080	138,521	—	356,601
Total recurring revenue	789,900	138,521	—	928,421
Professional services and other revenue	13,003	5,486	—	18,489
Total revenue	$802,903	$144,007	$—	$946,910

Operating expenses:
Direct expense:
Asset-based	$332,138	$—	$—	$332,138
Subscription-based	4,177	18,643	—	22,820
Professional services and other	6,833	81	—	6,914
Total direct expense	343,148	18,724	—	361,872
Employee compensation	234,413	80,334	54,706	369,453
General and administrative	103,824	28,633	25,410	157,867
Depreciation and amortization	71,674	25,534	—	97,208
Total operating expenses	$753,059	$153,225	$80,116	$986,400

Income (loss) from operations	$49,844	$(9,218)	$(80,116)	$(39,490)
Add (deduct):
Deferred revenue fair value adjustment (a)	162	—	—	162
Depreciation and amortization	71,674	25,534	—	97,208
Non-cash compensation expense (c)	35,889	8,378	18,316	62,583
Restructuring charges and transaction costs (d)	18,109	2,014	7,144	27,267
Severance expense (c)	4,909	1,492	4,978	11,379
Litigation, regulatory and other governance related expenses (b)	—	5,333	—	5,333
Non-income tax expense adjustment (b)	(52)	(60)	—	(112)
Loss attributable to non-controlling interest	1,637	—	—	1,637
Other (e)	352	2	—	354
Adjusted EBITDA	$182,524	$33,475	$(49,678)	$166,321

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$27.5 million was included within general and administrative expense, $0.2 million was included within employee compensation expense and $(0.4) million was included in other expense, net, in the condensed consolidated statements of operations.
(e)Included in other expense, net, in the condensed consolidated statements of operations.

Envestnet, Inc.
Key Metrics
(in millions, except accounts and advisors data)
(unaudited)

Envestnet Wealth Solutions Segment

The following table provides information regarding the amount of assets utilizing our platforms, financial advisors and investor accounts in the periods indicated:

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2022	2022	2023	2023	2023

	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$315,883	$341,144	$363,244	$384,773	$375,408
Assets under Administration (“AUA”)	350,576	367,412	379,843	394,078	398,082
Total AUM/A	666,459	708,556	743,087	778,851	773,490
Subscription	4,134,414	4,382,109	4,566,971	4,643,313	4,579,248
Total Platform Assets	$4,800,873	$5,090,665	$5,310,058	$5,422,164	$5,352,738
Platform Accounts
AUM	1,522,968	1,547,009	1,571,862	1,609,677	1,614,873
AUA	1,135,302	1,135,026	1,142,166	1,144,375	1,257,094
Total AUM/A	2,658,270	2,682,035	2,714,028	2,754,052	2,871,967
Subscription	15,596,403	15,665,020	15,779,980	15,916,955	16,072,848
Total Platform Accounts	18,254,673	18,347,055	18,494,008	18,671,007	18,944,815
Advisors
AUM/A	38,417	38,025	38,611	38,809	38,078
Subscription	67,348	67,520	67,843	68,439	69,318
Total Advisors	105,765	105,545	106,454	107,248	107,396

The following table summarizes the changes in AUM and AUA for the three months ended September 30, 2023:

	Asset Rollforward - Three Months Ended September 30, 2023
	As of June 30,	Gross		Net	Market	Reclass to	As of September 30,
	2023	Sales	Redemptions	Flows	Impact	Subscription	2023

	(in millions, except account data)
AUM	$384,773	$24,754	$(19,846)	$4,908	$(12,821)	$(1,452)	$375,408
AUA	394,078	39,624	(23,889)	15,735	(11,731)	—	398,082
Total AUM/A	$778,851	$64,378	$(43,735)	$20,643	$(24,552)	$(1,452)	$773,490
Fee-Based Accounts	2,754,052			128,548		(10,633)	2,871,967

The above AUM/A gross sales figures for the three months ended September 30, 2023 include $25.8 billion in new client conversions. We onboarded an additional $28.5 billion in subscription conversions during the three months ended September 30, 2023 bringing total conversions for the three months ended September 30, 2023 to $54.3 billion.

Envestnet, Inc.
Key Metrics
(in millions, except accounts and advisors data)
(unaudited)

The following table summarizes the changes in AUM and AUA for the nine months ended September 30, 2023:

	Asset Rollforward - Nine Months Ended September 30, 2023
	As of December 31,	Gross		Net	Market	Reclass to	As of September 30,
	2022	Sales	Redemptions	Flows	Impact	Subscription	2023

	(in millions, except account data)
AUM	$341,144	$74,693	$(52,153)	$22,540	$14,315	$(2,591)	$375,408
AUA	367,412	97,564	(69,449)	28,115	16,427	(13,872)	398,082
Total AUM/A	$708,556	$172,257	$(121,602)	$50,655	$30,742	$(16,463)	$773,490
Fee-Based Accounts	2,682,035			289,041		(99,109)	2,871,967

The above AUM/A gross sales figures for the nine months ended September 30, 2023 include $54.6 billion in new client conversions. We onboarded an additional $96.6 billion in subscription conversions during the nine months ended September 30, 2023 bringing total conversions for the nine months ended September 30, 2023 to $151.2 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three and nine months ended September 30, 2023 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.

Envestnet Data & Analytics Segment

The following table provides information regarding the amount of paid-end users and firms using the Envestnet Data & Analytics platform in the periods indicated:

	As of
	September 30,	December 31,	March 31,	June 30,	September 30
	2022	2022	2023	2023	2023

	(in millions, except number of firms data)
Number of paying users	38.1	38.8	37.5	38.0	42.3
Number of firms	1,815	1,827	1,851	1,873	1,855